UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2020

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No par value	GIGA	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2020, Giga-tronics Incorporated (the “Company”) appointed Lutz P. Henckels to the newly created position of Chief Operating Officer. Dr. Henckels continues to serve as the Company’s Executive Vice President and Chief Financial Officer.

Dr. Henckels, age 79, has served as a member of the Company’s board of directors since 2011. He was appointed as the Company’s Executive Vice President and Chief Financial Officer in March 2019, having served as Interim Chief Financial Officer since February 2018. Dr. Henckels has more than 40 years’ experience in corporate leadership roles, and previously served as Chief Executive Officer of public and private technology companies, including HiQ Solar, SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation and HHB Systems. He was the founder of HBB Systems, an electronic design automation company, and took that company public with its listing on Nasdaq. As CEO of LeCroy, he focused the company on its oscilloscope business, drove a successful turnaround and guided that company though its public listing on Nasdaq. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology and he is also a graduate of the OMP program of Harvard Business School. During his career he has served as a director for several publicly traded companies, including Ikos, Inframetrics and LeCroy.

The Company did not enter into, change or modify any exiting compensatory arrangement with Dr. Henckels in connection with this change in his title and he remains an at-will employee. His current annual base salary is $280,000. As previously reported, on June 23, 2020, the Company and Dr. Henckels entered into an Amended and Restated Severance Agreement (the “Severance Agreement”). The Severance Agreement, which remains unchanged, provides that if Dr. Henckels is terminated without cause, he will receive severance payments equal to 12 months of salary and reimbursements for COBRA insurance costs. If he is terminated without cause or resigns for good reason within 12 months of a change of control of the Company, he would instead receive 15 months of salary and reimbursements for COBRA insurance costs, as well as full vesting of all of his equity awards. In either case, as a condition to receiving the severance benefits, he would be required to sign a release of claims in favor of the Company and comply with the nonsolicitation provisions of the Severance Agreement.

A copy of the Company’s press release announcing the change in Dr. Henckels’s status is filed with this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Severance Agreement between the Company and Lutz Henckels dated as of June 24, 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on June 24, 2020)
Exhibit 99.1	Giga-tronics Incorporated Press Release dated July 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2020	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Executive Vice President, Chief Financial Officer and Chief Operating Officer